Exhibit 99.1
Ocugen Provides Business Update with Certain Financials for the Year Ending 2023
Conference Call and Webcast Today at 8:30 a.m. ET
•Received alignment with FDA for broad retinitis pigmentosa (RP) indication in Phase 3 clinical trial of OCU400—first gene therapy program to receive a broad indication for RP. OCU400 Phase 3 clinical trial expected to commence in April 2024
•Regenerative Medicine Advanced Therapy (RMAT) designation granted by FDA to OCU400
•Completed Cohort 1 dosing for OCU410 and OCU410ST gene therapy clinical studies for geographic atrophy (GA) and Stargardt disease, respectively

MALVERN, Pa., April 2, 2024 (GLOBE NEWSWIRE) – Ocugen, Inc. (Ocugen or the Company) (NASDAQ: OCGN), a biotechnology company focused on discovering, developing, and commercializing novel gene and cell therapies and vaccines, today provided a general business update with certain financials for the year ending 2023.

"In 2023, our diligent efforts laid the foundation for continued advancement towards our clinical and operational goals with a focus on our game-changing modifier gene therapy platform,” said Dr. Shankar Musunuri, Chairman, CEO, and Co-Founder of Ocugen. “2024 is already proving to be a pivotal year with considerable developments in our modifier gene therapy programs for blindness diseases, and an increased understanding of the value of these assets among our stakeholders. Promising initial OCU400 Phase 1/2 study results for RP patients have been recognized by the FDA through the RMAT designation, potentially accelerating our path to deliver this critical therapy. With the FDA’s support, we feel confident that this trial will continue to demonstrate the benefits of our gene-agnostic mechanism utilizing a potential one-time treatment for life via a single sub-retinal injection.”

Additionally, the Company’s OCU410 and OCU410ST modifier gene therapy programs are currently enrolling patients with GA secondary to dry AMD (dAMD) and Stargardt disease, respectively. In February 2024, Ocugen completed dosing patients in the first cohort of its Phase 1/2 OCU410ST trial for Stargardt disease, and in March, dosing was completed for the first cohort of the OCU410 trial for GA.

The current treatment landscape for both GA and Stargardt disease is extremely limited. The estimated 1 million patient GA market in the U.S. saw some momentum with recent drug approvals. However, these treatment options have significant limitations, as they require multiple injections per year (impacting compliance) and only target one pathway contributing to GA. OCU410 regulates multiple pathways involved with the disease including: lipid metabolism, regulation of inflammation, oxidative stress, and membrane attack complex (complement); and has the potential to provide a one-time treatment for life. Presently, there is no approved treatment for people living with Stargardt disease – an orphan blindness disease that affects approximately 40,000 people in the U.S. alone.

“As we pursue our pioneering efforts to change the paradigm for gene therapy, our dedication is unwavering to patients living with a constant fear of losing their sight,” said Dr. Musunuri. "With millions of people affected by these conditions, our mission is clear: to deliver treatments that cannot only stop disease progression but potentially help to preserve or improve sight and allow patients to maintain independence.”

Ocugen's team has strategically allocated resources to drive the ongoing progress of its gene therapy trials and continues to pursue government funding to support its vaccines programs. During the fourth quarter of 2023, the Company announced its mucosal vaccine candidate, OCU500, was chosen for the multi-billion-dollar NIAID Project NextGen initiative. As a result, OCU500 is slated to enter clinical trials mid-2024. In the planned Phase 1 clinical trial, OCU500 will be tested via two different mucosal routes: inhalation into the lungs and as a nasal spray. All administration of the clinical trial is being led by NIAID.

NeoCart®, the Company’s 3-D regenerative cell therapy platform for cartilage repair, remains on track to begin a Phase 3 trial by the latter half of 2024 subject to availability of funding. Ocugen completed renovations on a world-class cGMP facility last year to produce NeoCart®, which has since received its full final clearance and occupancy certificate. Simultaneously, the Company is evaluating opportunities for NeoCart to maximize value for shareholders and patients.

Modifier Gene Therapies

•OCU400 — Received alignment with FDA for broad RP indication in the Phase 3 clinical trial of OCU400—the first gene therapy program to receive a broad indication for RP. The modified Phase 3 trial design will include 150 adult and pediatric RP patients with RHO and other gene mutations associated with RP. In December, the FDA granted RMAT designation to OCU400 for the treatment of RP. RP affects more than 100,000 people in the U.S. and 1.6 million globally.

•OCU410 — Currently in Phase 1/2 stage of clinical development with active patient enrollment. The first patient was dosed in the Phase 1/2 trials to assess the safety and efficacy of OCU410 for GA secondary to dAMD in December 2023. Dosing is complete for Cohort 1 (low dose).

•OCU410ST — Currently in Phase 1/2 stage of clinical development with active patient enrollment. The first patient was dosed in the Phase 1/2 trials to assess the safety and efficacy of OCU410ST for Stargardt disease in November 2023. Dosing is complete for Cohort 1 (low dose). The Data and Safety Monitoring Board for the OCU410ST clinical trial determined that the safety and tolerability profile for OCU410ST is favorable and approved to proceed dosing with the medium dose of OCU410ST in the dose-escalation phase of the study.

Financial Results

•The Company intends to restate its consolidated financial statements as of and for the year ended December 31, 2022, in connection with the filing of its 2023 Form 10-K. Similarly, the Company will include restated unaudited financial information for each of the first three quarters of 2023 and 2022 in its 2023 Form 10-K (each such annual and quarterly period to be restated, a “Restated Period”).

•The identified errors in each of the Restated Periods relate to the Company’s non-cash accounting for the estimated costs in one of its collaboration arrangements. However, the Company does not expect the errors to result in any impact on its cash position, cash runway, or financial projections.

•Ocugen’s cash, cash equivalents, and investments totaled $39.5 million as of December 31, 2023, compared to $90.9 million as of December 31, 2022. The Company estimates that its current cash, cash equivalents, and investments will enable it to fund its operations into the fourth quarter of 2024. The Company had 256.6 million shares of common stock outstanding as of December 31, 2023.

Conference Call and Webcast Details

Ocugen has scheduled a conference call and webcast for 8:30 a.m. ET today to discuss the financial results and recent business highlights. Ocugen’s senior management team will host the call, which will be open to all listeners. There will also be a question-and-answer session following the prepared remarks.

Attendees are invited to participate on the call or webcast using the following details:

Dial-in Numbers: (800) 715-9871 for U.S. callers and (646) 307-1963 for international callers
Conference ID: 4947142
Webcast: Available on the events section of the Ocugen investor site
A replay of the call and archived webcast will be available for approximately 45 days following the event on the Ocugen investor site.
About Ocugen, Inc.
Ocugen, Inc. is a biotechnology company focused on discovering, developing, and commercializing novel gene and cell therapies, biologics, and vaccines that improve health and offer hope for patients across the globe. We are making an impact on patients’ lives through courageous innovation—forging new scientific paths that harness our unique intellectual and human capital. Our breakthrough modifier gene therapy platform has the potential to treat multiple retinal diseases with a single product, and we are advancing research in infectious diseases to support public health and orthopedic diseases to address unmet medical needs. Discover more at www.ocugen.com and follow us on X and LinkedIn.
Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s clinical development activities and related anticipated timelines; strategy, business plans and objectives for its clinical stage programs; plans and timelines for the preclinical and clinical development of its product candidates, including the therapeutic potential, clinical benefits and safety thereof; expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials; the ability to initiate new clinical programs; Ocugen’s financial condition and the expected impact of the restatement of certain financials. Such statements are subject to numerous important factors, risks, and uncertainties that may cause actual events or results to differ materially from our current expectations. These and other risks and uncertainties are more fully described in our periodic filings with the Securities and Exchange Commission (SEC), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Ocugen’s subsequent filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Except as required by law, we assume no obligation to update forward-looking statements contained in this press release whether as a result of new information, future events, or otherwise, after the date of this press release.
Contact:
Tiffany Hamilton
Head of Communications
IR@ocugen.com